Exhibit 99.1
AMENDMENT NO. 6 AND WAIVER
AMENDMENT NO. 6 AND WAIVER (this “Amendment”), dated as of October 11, 2007, to that certain Credit Agreement, dated as of March 4, 2005, (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”); the Lenders; CITIBANK, N.A., as LC Facility issuing bank (in such capacity, the “LC Facility Issuing Bank”); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders; JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”); and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES INC. (“JPMSI”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Joint Lead Arrangers”).
W I T N E S S E T H:
WHEREAS, Section 9.08 of the Credit Agreement permits the Credit Agreement to be amended and waived from time to time;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE. Amendments.
(a) The following definitions shall be added in Section 1.01:
“Amendment No. 6 Effective Date” means the date upon which Amendment No. 6 and Waiver to the Credit Agreement becomes effective pursuant to the terms thereof.
“Repricing Transaction” means the refinancing or repricing by Borrower of the Loans and/or LC Facility Deposits under this Agreement (x) with any debt or “synthetic” letter of credit arrangements (including, without limitation, any new or additional term loans under this Agreement) or (y) in connection with any amendment to this Agreement, in either case, (i) having or resulting in an effective interest rate or weighted average yield (to be determined by the Administrative Agent, in consultation with Borrower, consistent with generally accepted financial practice, after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in any “base” rate), less than the Applicable Margin for, or weighted average yield (to be determined by the Administrative Agent, in consultation with Borrower, on the same basis) of the Loans and/or LC Facility Deposits, as applicable, as of the date of such repricing and (ii) in the case of a refinancing of the Loans and/or LC Facility Deposits, the proceeds of which are used to repay, in whole or in part, principal of outstanding Loans and/or reduce the LC Facility Deposits; provided that “Repricing Transaction” shall not include the refinancing of all (and not less than all) of the Loans, Commitments and LC Facility Deposits in connection with a transaction in which the Equity Interests of Parent are converted into, or converted into the right to receive, or exchanged for, cash and/or Equity Interests of another Person.
(b) The definition of “Applicable Margin” in Section 1.01 shall be replaced in its entirety with the following:
“Applicable Margin” means (i) with respect to Revolving Loans (x) that are Eurodollar Loans, 350 basis points and (y) that are ABR Loans, 250 basis points, (ii) with respect to Term Loans (x) that are Eurodollar Loans, 350 basis points and (y) that are ABR Loans, 250 basis points, and (iii) with respect to LC Facility Deposits, 350 basis points.
(c) The definition of Obligations shall be amended by adding the words “and premium, if any,” after the words “unpaid principal of”.
(d) Section 2.05(c)(ii) of the Credit Agreement shall be amended by adding at the end of such clause the following sentence:
“Notwithstanding the foregoing, all of the Net Proceeds of any Asset Sale permitted by Section 6.05(x) shall applied in accordance with Section 2.05(e) within five (5) Business Days of receipt thereof and shall not be permitted to be reinvested.”
(e) A new Section 2.05(c)(vi) shall be added as follows:
“If, prior to the first anniversary of the Amendment No. 6 Effective Date, (x) Borrower effects any prepayment of Loans or reduction of LC Facility Deposits in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of Loans and/or LC Facility Deposits being prepaid or returned, as applicable, and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of Loans and/or LC Facility Deposits outstanding immediately prior to such amendment. In addition, if Borrower exercises its right under Section 9.08(e) prior to the first anniversary of the Amendment No. 6 Effective Date, it shall pay to the Non-Consenting Lender a payment equal to 1% of the aggregate amount of Loans and LC Facility Deposits assigned by the Non-Consenting Lender pursuant to Section 9.08(e).”
(f) Section 2.08(c)(i) shall be amended by adding the words “and premium, if any” after the words “in the case of principal of”.
(g) Section 2.13(c) shall be amended by adding the words “, premium, if any, “ in each case after the word “principal”.

(h) Section 2.13(d) shall be amended by adding the words “, premium, if any,” after the word “principal” in paragraph Fourth and adding the words “and premium, if any,” after the words “principal amount” in the paragraph Fifth thereof.
(i) Section 6.05 of the Credit Agreement shall be amended by deleting “and” immediately preceding clause (ix) and adding immediately following the end of clause (ix) the following:
“; and
(x) the sale of the real property located at 4141 N. Granite Reef, Scottsdale, Arizona; provided that (A) at the time of any such Asset Sale, no Default shall exist or would result from such Asset Sale, (B) 100% of the consideration for such Asset Sale shall be received in the form of cash, (C) the fair market value of such Property shall not exceed $20,000,000 and (D) all of the Net Proceeds thereof are used to repay the Loans in accordance with the last sentence of Section 2.05(c)(ii)”.
(j) The table in Section 6.14 of the Credit Agreement (Interest Expense Coverage Ratio) shall be amended by replacing the ratios set forth therein with respect to the periods set forth below with the following:

July 1, 2007 - December 31, 2007	1.50 to 1.0
January 1, 2008 - March 31, 2008	1.75 to 1.0
April 1, 2008 - June 30, 2008	1.90 to 1.0
(k) The table in Section 6.15 of the Credit Agreement (Total Leverage Ratio) shall be amended by replacing the ratios set forth therein with respect to the periods set forth below with the following the following:

July 1, 2007 - September 30, 2007	6.00 to 1.0
October 1, 2007 - December 31, 2007	6.00 to 1.0
January 1, 2008 - March 31, 2008	5.50 to 1.0
April 1, 2008 - June 30, 2008	5.00 to 1.0
(l) The table in Section 6.16 of the Credit Agreement (Fixed Charge Coverage Ratio) shall be amended by replacing the ratios set forth therein with respect to the periods set forth below with the following the following:

July 1, 2007 - June 30, 2008	1.00 to 1.0

(k) Section 7.01(a)(i) shall be amended by adding “or premium” after the word “principal”.
SECTION TWO. Waiver and Acknowledgment.
(a) The Lenders hereby waive the Default arising out of (i) the Borrower’s failure to comply with Section 5.01(a) and (c) of the Credit Agreement with respect to the fiscal year ended June 30, 2007 and any failure of Borrower to provide the related notification required by 5.01(g) with respect thereto and (ii) any Default under Section 7.01(e) due to a default under any Material Indebtedness arising solely out of the failure to timely file an annual report on Form 10-K, or otherwise provide financial information or certification, for the fiscal year ended June 30, 2007; provided that this clause (ii) shall not apply if the maturity of any Material Indebtedness is accelerated or the prepayment, repurchase, redemption or defeasance thereof is required prior to its scheduled maturity. However, if any Default described in clause (i) or (ii) exists on November 23, 2007, such Default shall constitute an Event of Default on November 23, 2007.
(b) The Lenders hereby acknowledge and agree that the adjustments to the financial statements of the Borrower described in Parent’s Form 12b-25 dated September 14, 2007, which adjustments have the impacts described to the Lenders who have agreed to receive material non-public information with respect to the Borrower, do not result in a breach of Section 3.06 or 3.16 of the Credit Agreement or any Default under Section 7.01(b) of the Credit Agreement.
SECTION THREE. Conditions to Effectiveness. This Amendment shall become effective as of September 1, 2007 (the “Effective Date”) when (w) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Administrative Agent, (x) the Administrative Agent shall have received executed consents to this Amendment from the Requisite Lenders, (y) the Borrower shall have paid a consent fee to the Administrative Agent, for the ratable account of the applicable Lenders, equal to 0.50% of the aggregate principal amount of Term Loans plus 0.50% of the aggregate amount of Revolving Credit Commitments of the Lenders plus 0.50% of the aggregate amount of the LC Facility Participations, who have delivered executed consents to this Amendment not later than the later of (i) 5:00 pm (New York City time) on October 11, 2007 and (ii) when the Administrative Agent has received executed consents to this Amendment from the Requisite Lenders and (z) all fees payable by the Borrower to the Administrative Agent shall have been paid.
SECTION FOUR. Representations and Warranties. The Loan Parties hereby represent and warrant that, as of the date hereof and as of the Effective Date, the conditions set forth in Section 4.02(b) and 4.02(c) of the Credit Agreement are satisfied, in each case after giving effect to this Amendment.
SECTION FIVE. Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION SIX. Amendment of Section 2.05(c)(vi). Borrower hereby agrees, without the consent of each Lender, that it will not seek to change or waive, or effect any change or waiver of, the provisions of Section 2.05(c)(vi) or the definitions of terms used therein.
SECTION SEVEN. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any.
SECTION EIGHT. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION NINE. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

RURAL/METRO OPERATING COMPANY, LLC, as Borrower
By:	/s/ Kristine Ponczak
	Name:	Kristine Ponczak
	Title:	Senior Vice President and Chief Financial Officer

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ Stuart G. Dickson
	Name:	Stuart G. Dickson
	Title:	Vice President